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                                   Exhibit 11


           Computation of Basic and Diluted Earnings Per Common Share.

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
                                                                        Year ended August 31,
                                                                        ---------------------
                                                               1999               1998                1997
                                                               ----               ----                ----
Net income                                                 $47,789,000         $50,143,000          $50,744,000

Dividends on preferred stock                                    53,000              53,000               53,000
                                                           -----------         -----------         ------------

Net income applicable to common stock                      $47,736,000         $50,090,000          $50,691,000
                                                           -----------         -----------         ------------
                                                           -----------         -----------         ------------

Number of shares on which basic earnings
per share is calculated:
Average outstanding during period                           31,671,768          35,236,098           37,l25,345

Add - Incremental shares under stock
   compensation plans                                            7,846              39,229               24,250
                                                           -----------         -----------         ------------

Number of shares on which diluted earnings per
   share is calculated                                      31,679,614          35,275,327           37,149,595
                                                           -----------         -----------         ------------
                                                           -----------         -----------         ------------

Basic earnings per share                                         $1.51               $1.42                $1.37

Diluted earnings per share                                       $1.51               $1.42                $1.37
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